UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania		15212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On April 13, 2007, Equitable Resources, Inc. (the “Company”), through its subsidiary Equitable Production Company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Pine Mountain Oil and Gas, Inc. (“PMOG”), a subsidiary of Range Resources Corporation, relating to the sale to PMOG of a portion of the Company’s interests in certain gas properties in the Nora Field in Southwestern Virginia.  PMOG agreed to purchase the interests for approximately $262 million, subject to certain closing and post-closing purchase price adjustments.  Additionally, on April 13, 2007, the Company, through its subsidiaries Equitable Production Company and Equitable Gathering Equity, LLC entered into a Contribution Agreement (the “Contribution Agreement”) with PMOG relating to the contribution by such subsidiaries of the Nora Field gathering facilities and pipelines to Nora Gathering, LLC, a newly formed entity that will be equally owned by the Company and PMOG.  PMOG agreed to contribute approximately $53 million to Nora Gathering, LLC, subject to certain closing and post-closing contribution adjustments.

The closing of the transactions are subject to various customary conditions, including PMOG obtaining clearance under the Hart-Scott-Rodino Antitrust Improvement Act.  The Company expects that all required approvals will be received before the end of May, with the closing to occur as soon thereafter as all conditions to closing have been satisfied.

PMOG and the relevant subsidiaries of the Company have made customary representations, warranties and covenants in the Purchase Agreement and the Contribution Agreement.  The representations, warranties and covenants made by PMOG and the relevant subsidiaries of the Company in the Purchase Agreement and the Contribution Agreement are qualified, including among other things, by information in disclosure schedules that the parties delivered to one another in connection with the execution of the Purchase Agreement and the Contribution Agreement.  Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts.  As a consequence, investors and others should not rely on the representations, warranties or covenants as characterizations of the actual state of facts or condition of the Company, the relevant subsidiaries of the Company, or PMOG.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.1 hereto, and the Contribution Agreement filed as Exhibit 10.2 hereto, and each of which is incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

As a result of the Purchase Agreement described in Item 1.01 above, the Company’s proved reserves are reduced by 81 Bcf, including developed reserves of 74 Bcf, and unproved reserves are reduced by 33 Bcf.  The Company expects the transaction contemplated by the Purchase Agreement to result in after-tax proceeds in excess of $150 million.  The sale of developed wells will reduce the Company’s production sales forecast by 3.2 Bcf.  The revised 2007 sales forecast is 77 to 78 Bcf.  The press release issued by the Company and Range Resources Corporation is furnished herewith as Exhibit 99.1 hereto and incorporated herein.

The Securities and Exchange Commission (the “SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The Company uses the term “unproved” and other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines would prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and, accordingly, are subject to substantially greater risk of being actually realized. Investors are urged to consider closely the disclosure in our Form 10-K and Form 10-Qs, available at www.eqt.com. You can also obtain these forms on the SEC’s website at www.sec.gov.

The information in this Item 7.01 of Form 8-K, including the accompanying exhibits, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

10.1                                                                           Purchase and Sale Agreement dated as of April 13, 2007 by and between Equitable Production Company and Pine Mountain Oil and Gas, Inc.  Schedules (or similar attachments) to the Purchase and Sale Agreement are not filed.  The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

10.2                                                                           Contribution Agreement dated as of April 13, 2007 by and between Equitable Production Company, Equitable Gathering Equity, LLC, Pine Mountain Oil and Gas, Inc. and Nora Gathering, LLC.  Schedules (or similar attachments) to the Contribution Agreement are not filed.  The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

99.1                                                                           Press release issued by Range Resources Corporation and Equitable Resources, Inc. dated April 16, 2007.  (Furnished solely for purposes of Item 7.01 of this Form 8-K).

Disclosures in this Form 8-K contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act.  Statements that do not relate strictly to historical or current facts are forward-looking.  A variety of factors could cause the Company’s actual results to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.  The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” and throughout the Company’s most recent Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 16, 2007

EQUITABLE RESOURCES, INC.
(Registrant)

By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Document Description
10.1

Purchase and Sale Agreement dated as of April 13, 2007 by and between Equitable Production Company and Pine Mountain Oil and Gas, Inc.  Schedules (or similar attachments) to the Purchase and Sale Agreement are not filed.  The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

10.2

Contribution Agreement dated as of April 13, 2007 by and between Equitable Production Company, Equitable Gathering Equity, LLC, Pine Mountain Oil and Gas, Inc. and Nora Gathering, LLC.  Schedules (or similar attachments) to the Contribution Agreement are not filed.  The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

99.1	Press release issued by Range Resources Corporation and Equitable Resources, Inc. dated April 16, 2007. (Furnished solely for purposes of Item 7.01 of this Form 8-K).